EXHIBIT 99.1

News Release

Media contact:	Financial analysts contact:
Gerald Hunter	Susan Kappes
(972) 855-3116	(972) 855-3729

Atmos Energy Corporation Closes

Acquisition of TXU Gas Company

DALLAS (October 1, 2004)—Atmos Energy Corporation (NYSE: ATO) said today it has completed its acquisition of the natural gas distribution and pipeline operations of TXU Gas Company, making Atmos Energy the country’s largest natural-gas-only utility.

Atmos Energy paid approximately $1.905 billion in cash for the operations after making certain adjustments pursuant to the merger agreement. It is financing the transaction with an interim 364-day revolving credit facility led by Merrill Lynch and plans to arrange for permanent funding before the end of 2004. Funding will consist of between $500 million and $600 million in equity, including the issuance of about $235 million in equity in July 2004, and the remainder in long-term debt of between $1.3 billion and $1.4 billion.

The TXU Gas operations are expected to be immediately accretive to fiscal 2005 earnings, contributing from 5 cents to 10 cents to Atmos Energy’s diluted earnings per share, the company said.

“Atmos Energy now serves 3.1 million natural gas customers—more than any other pure natural gas utility in the United States,” said Robert W. Best, chairman, president and chief executive officer of Atmos Energy Corporation. “Atmos Energy also now operates one of the largest intrastate natural gas pipelines, which should create added value in the future.”

The acquired operations serve approximately 1.5 million customers located in the Dallas-Fort Worth Metroplex and more than 500 other communities across the northern half of Texas. The operations will become a separate division of Atmos Energy Corporation and will be renamed Atmos Energy® in coming months.

The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 or Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the Company’s other documents or oral presentations, the words “anticipate,” “expect,” “estimate,” “intends,” “plans,” “believes,” “objective,” “forecast,” “goal,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this news release, including the successful refinancing and integration of the Company’s acquisition of the operations of TXU Gas and its other acquisitions, the Company’s increased indebtedness and its ability to continue to access the capital markets, and the other factors discussed in the Company’s SEC filings. These factors include the risks and uncertainties discussed in the Company’s Form 10-K for the fiscal year ended September 30, 2003, and Form 10-Q for the quarter ended June 30, 2004. Although the Company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Atmos Energy Corporation, headquartered in Dallas, is the country’s largest natural-gas-only distributor, serving approximately 3.1 million gas utility customers. Atmos Energy’s utility operations serve more than 1,500 communities in 12 states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy’s nonutility operations, organized under Atmos Energy Holdings, Inc., operate in 18 states. They provide natural gas marketing and procurement services to industrial, commercial and municipal customers and manage company-owned natural gas storage and pipeline assets, including one of the country’s largest intrastate natural gas pipeline systems. For more information, visit www.atmosenergy.com.

# # #

2